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                      EDUCATIONAL VIDEO CONFERENCING, INC.
                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement ("Agreement") is effective as of October 1, 1998, by and between Educational Video Conferencing, Inc., a Delaware corporation (the "Company"), and ____________________________ ("Indemnitee").

         WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

         WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent permitted by law;

         NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

         1.       Certain Definitions.

                  (a) "Change in Control" shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the total voting power represented by the Company's then outstanding Voting Securities (as defined below), (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") and any new director whose election by the Board or nomination by the Board for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

                  (b) "Claim" shall mean with respect to a Covered Event (as defined below): any threatened, pending or completed action, suit, proceeding or alternative dispute resolution

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mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

                  (c) "Covered Event" shall mean any event or occurrence related to the fact that Indemnitee is or was, or acted or failed to act while, a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or has or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture trust or other entity or an employee benefit plan.

                  (d) "Expenses" shall mean any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

                  (e) "Expense Advance" shall mean a payment to Indemnitee pursuant to Section 3 of Expenses in advance of the settlement of or final judgement relating to a Claim.

                  (f) "Independent Legal Counsel" shall mean an attorney or firm of attorneys selected in accordance with the provisions of Section 2(d), who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of any other indemnitee under a similar indemnification agreement).

                  (g) "Reviewing Party" shall mean, subject to the provisions of
Section 2(d), any person or body appointed by the Board in accordance with applicable law to review the Company's obligations hereunder and under applicable law, which may include a member or members of the Board, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification.

                  (h) "Section" refers to a section of this Agreement unless otherwise indicated.

                  (i) "Voting Securities" shall mean any securities that vote generally in the election of directors.

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         2.       Indemnification.

                  (a) Indemnification of Expenses. Subject to the provisions of
Section 2(b), the Company shall indemnify Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

                  (b) Review of Indemnification Obligations. Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion pursuant to Section 2(d) if Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under applicable law, (i) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination, and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying Indemnitee; provided, however, if Indemnitee has commenced legal proceedings pursuant to Section 2(c), any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) is made with respect thereto.

                  (c) Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that Indemnitee is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

                  (d) Selection of Reviewing Party. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board. If there has been a Change in Control, the Reviewing Party shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion, subject to Section 2(c). The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and, with respect to the same Claim, such Independent Legal

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Counsel shall be the Independent Legal Counsel for all other Indemnities unless
(i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnities.

                  (e) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, other than Section 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

         3.       Expense Advances.

                  (a) Obligation to Make Expense Advances. The Company shall make Expense Advances to Indemnitee upon receipt of a written undertaking by or on behalf of the Indemnitee to repay all Expense Advances if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefor by the Company. Any written undertaking by Indemnitee to repay any Expense Advances hereunder shall be unsecured and no interest shall be charged thereon.

                  (b) Determination of Reasonable Expense Advances. All amounts included in an Expense Advance that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed to be reasonable.

         4.       Procedures for Indemnification and Expense Advances.

                  (a) Timing of Payments. All payments of Expenses by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than (i) twenty (20) business days after such demand for an "Expense Advance is given to the Company and (ii) forty-five (45) business days after any other demand for Expenses is given to the Company.

                  (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified and to receive Expense Advances, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer and Chief Financial Officer of the Company at the Company's principal executive offices. Indemnitee shall give the Company such information and otherwise cooperate with the Company as it may reasonably require and as shall be within Indemnitee's power.

                  (c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create

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a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement or applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

                  (d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b), the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each applicable policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of each such policy.

                  (e) Selection of Counsel. In the event the Company shall be obligated to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company's election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee's separate counsel in any such Claim at Indemnitee's expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company,
(B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's separate counsel shall be Expenses for which Indemnitee may receive indemnification and Expense Advances hereunder.

         5.       Additional Indemnification Rights; Nonexclusivity.

                  (a) Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's certificate of incorporation, the Company's bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware

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corporation to indemnify a member of its Board or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 10(a) hereof.

                  (b) Nonexclusivity. The indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's certificate of incorporation, its bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

         6.       No Duplication of Payments.

                  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has actually received payment (under any insurance policy, provision of the Company's certificate of incorporation, bylaws or otherwise) of the amounts otherwise payable hereunder.

         7.       Partial Indemnification.

                  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

         8.       Mutual Acknowledgement.

                  Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

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         9.       Liability Insurance.

                  To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

         10.      Exceptions.

                  Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

                  (a) Claims Initiated by Indemnitee. To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross-claim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's certificate of incorporation or bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law (relating to indemnification of officers, directors, employees and agents, and insurance), regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

                  (b) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

                  (c) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided, however, that notwithstanding any limitation set forth in this Section 10(c) regarding the Company's obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated such statute.

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         11.      Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         12.      Binding Effect; Successors and Assigns.

                  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or, at the Company's request, of any other entity or an employee benefit plan.

         13. Expenses Incurred in Action Relating to Enforcement or Interpretation.

                  In the event any action is instituted by Indemnitee, or by or in the name of the Company, under this Agreement or under any liability insurance policy maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee, and to receive Expense Advances, with respect to such action (including without limitation attorneys' fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

         14.      Notice.

                  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand (which shall include Federal Express or similar service) and signed for by the party addressed, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice given as provided in this Section.

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         15.      Consent to Jurisdiction.

                  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

         16.      Severability.

                  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         17.      Choice of Law.

                  This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

         18.      Subrogation.

                  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

         19.      Amendment and Termination.

                  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

         20.      Integration and Entire Agreement.

                  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

                                       -9-
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         21.      No Construction as Employment Agreement.

                  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

                  IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.


EDUCATIONAL VIDEO CONFERENCING, INC.



By:
    --------------------------------------

Name:
     -------------------------------------

Title:
      ------------------------------------

Address:  Educational Video Conferencing, Inc.
          35 East Grassy Sprain Road
          Suite 504
          Yonkers, NY  10710


                                                 AGREED TO AND ACCEPTED BY:

                                                 INDEMNITEE


                                                 ------------------------------
                                                 (signature)


                                                 ------------------------------

                                                 ------------------------------




                                                 Address:
                                                         ----------------------

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